Exhibit 10.33

LEASE

BETWEEN

E-Point, LLC

as Landlord

AND

Enterprise Bank & Trust Company

as Tenant

Dated:  as of September 15, 2004

LEASE INDEX

SCHEDULE

1.	DEMISE AND TERM

2.	RENT
A. Definitions
B. Components of Rent
C. Payment of Rent

3.	USE

4.	CONDITION OF PREMISES

5.	SERVICES AND UTILITIES
A. Landlord’s Services
B. Special and Additional Usage
C. Cooperation; Payment of Charges
D. Failure, Stoppage or Interruption of Service
E. Limitation and Unavailability of Service
F. Telephone
G. Access
H. Electric Service Provider

6.	RULES AND REGULATIONS

7.	CERTAIN RIGHTS RESERVED TO LANDLORD

8.	MAINTENANCE AND REPAIRS

9.	ALTERATIONS
A. Requirements
B. Liens

10.	INSURANCE

11.	WAIVER AND INDEMNITY
A. Waiver
B. Indemnity

12.	FIRE AND CASUALTY

13.	CONDEMNATION

14.	ASSIGNMENT AND SUBLETTING
A. Landlord’s Consent
B. Standards for Consent
C. Recapture
D. No Release
E. Permitted Transfers

15.	SURRENDER

16.	DEFAULTS AND REMEDIES
A. Default
B. Right of Re-Entry
C. Reletting
D. Termination of Lease
E. Other Remedies
F. Bankruptcy
G. Waiver of Trial by Jury

17.	HOLDING OVER

18.	SECURITY DEPOSIT

19.	PARKING

20.	ESTOPPEL CERTIFICATES

21.	SUBORDINATION

22.	QUIET ENJOYMENT

23.	BROKER

24.	NOTICES

25.	MISCELLANEOUS
A. Successors and Assigns
B. Entire Agreement
C. Time of Essence
D. Execution and Delivery
E. Severability
F. Governing Law
G. Attorney’s Fees
H. Joint and Several Liability
I. Force Majeure
J. Captions
K. No Waiver
L. No Recording
M. Limitation or Liability
N. Financial Reports
O. Telecommunications
P. Load Bearing Capacity
Q. General Provision

26.	FIRST OPTION TO EXTEND

27.	SECOND OPTION TO EXTEND

28.	THIRD OPTION TO EXTEND

29.	SIGNS

30.	LANDLORD’S IMPROVEMENTS

31.	REGUALTORY APPROVAL

LEASE

THIS LEASE (this “Lease”) is made as of the                 day of July, 2004 by and between E-POINT, LLC, a New Hampshire limited liability company having an address of c/o INEX Capital & Growth Advisors, 40 Stark Street, Manchester, New Hampshire 03101 (“Landlord”), and Enterprise Bank & Trust Company, a Massachusetts registered corporation having an address at 222 Merrimack Street, Lowell, Massachusetts  01852 (“Tenant”), for space in the buildings known as or located at Eastpointe Plaza, Unit 101A/B, Salem, New Hampshire (such buildings, together with the land upon which they are situated, being herein referred to as the “Building”).  The following schedule (the “Schedule”) sets forth certain basic terms of this Lease:

SCHEDULE

1.	Premises:

A portion of the first floor of the Building consisting of approximately 2,345 rentable square feet of floor area as shown cross-hatched on the Floor Plan attached hereto as Exhibit A and incorporated herein by this reference.

2.	Annual Base Rent:	For Lease Months (as hereinafter defined) 1-12, $29,312.50 per year; for Lease Months 13-24, $30,836.75 per year; for Lease Months 25-36, $32,478.25 per year.

3.	Monthly Base Rent:

for Lease Months 1-12, $2,442.71 per Lease Month; for Lease Months 13-24, $2,569.73 per Lease Month; for Lease Months 25-36, $2,706.52 per Lease Month.  As used herein, the phrase “Lease Month” shall mean each calendar month during the Term (as hereinafter defined) (and if the Commencement Date does not occur on the first day of a calendar month, the period from the Commencement Date to the first day of the next calendar month shall be included in the first Lease Month for purposes of determining the duration of the Term and the monthly Base Rent rate applicable for such partial calendar month).

4.	Tenant’s Proportionate Share:

10.72% (which is the percentage obtained by dividing (a) the number of rentable square feet of floor area in the Premises as stated above by (b) the 21,886 rentable square feet of floor area in the Building.  Landlord and Tenant stipulate that the number of rentable square feet of floor area in the Premises and in the Building as set forth above is conclusive and shall be binding upon them.

5.	Estimated Operating Expenses	$125,040 ($5.71 per rentable square feet of floor area in the Building.)

6.	Security Deposit:	$3,558.54.

7.	Broker:	None.

8.	Commencement Date:

The earlier of (a) the date on which Tenant receives approval to operate a bank from the Massachusetts banking commission, the New Hampshire banking commission and from the Federal Deposit Insurance Corporation or (b) September 15, 2004.

9.	Expiration Date:	The last day of the 36th full calendar month following the Commencement Date.

10.	Parking Facility(s):	The parking lot located at Eastpointe Plaza, 130 Main Street, Salem, New Hampshire. Landlord shall not diminish the number of existing parking spaces by more than twenty-five percent (25%).

12.	Project:	Collectively, the Parking Facilities and the Building.

14.	Address of Landlord:	E-Point, LLC
c/o INEX Capital & Growth Advisors 40 Stark Street Manchester, New Hampshire 03101 Attention: Peter Milnes

With a copy in like manner to:

McLane, Graf, Raulerson & Middleton, PA 900 Elm Street Manchester, New Hampshire 03105 Attention: William V.A. Zorn

15.	Address of Tenant:	Enterprise Bank & Trust Company
222 Merrimack Street Lowell, Massachusetts 01852 Attention: Robert R. Gilman, EVP

With a copy in like manner to:

Enterprise Bank & Trust Company222 Merrimack Street Lowell, Massachusetts 01852Attention: President

1.                                       DEMISE AND TERM.                           Landlord hereby leases to Tenant and Tenant leases from Landlord the premises (the “Premises”) described in Item 1 of the Schedule, subject to the covenants and conditions set forth in this Lease, for a term (the “Term”) commencing on the date (the “Commencement Date”) described in Item 8 of the Schedule and expiring on the date (the “Expiration Date”) described in Item 9 of the Schedule, unless terminated earlier as otherwise provided in this Lease.  Tenant shall complete and furnish to Landlord, within ten (10) days after the Commencement Date, the First Amendment to Lease attached hereto as Exhibit “D”, which shall acknowledge the actual Commencement Date and the Expiration Date.

Tenant shall have, as appurtenant to the Premises, the right to use in common with others entitled thereto, subject to reasonable rules and regulations from time to time made by Landlord:  (a) the common lobbies, hallways, stairways and elevator(s) of the Building serving the Premises in common with others; (b) the common walkways necessary to access to the Building, if any, and (c) the common pipes, ducts, conduits, wires and appurtenant fixtures serving the Premises.

Notwithstanding anything herein to the contrary, all the perimeter walls of the Premises except the interior surfaces thereof, any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, wires and appurtenant fixtures, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof, are expressly excluded from the Premises and reserved to Landlord.

2.                                       RENT

A.                                   Definitions.  For purposes of this Lease, the following terms shall have the following meanings:

(i)                                     “Operating Expenses” shall mean the amount set forth in Item 5 of the Schedule.

(ii)                                  “Expenses” shall mean all expenses, costs and disbursements paid or incurred by Landlord in connection with the ownership, management, maintenance, operation, replacement and repair of the Project, including by way of example rather than limitation: (A) wages and salaries of all on-site employees at or below the grade of senior building manager engaged in the operation, maintenance or security of Project (together with Landlord’s reasonable allocation of expenses of off-site employees at or below the grade of senior building manager who perform a portion of their services in connection with the operation, maintenance or security of the Project), including taxes, insurance and benefits relating thereto; (B) all supplies and materials used in the operation, maintenance, repair, replacement and security of the Project; (C) costs of all utilities, except the cost of utilities reimbursable to Landlord by the Building’s tenants other than pursuant to a provision similar to Section 2.B(ii) below; (D) insurance expenses including deductible reimbursement; (E) repairs, replacements and general maintenance of the Project, including, without limitation, the repaving and resealing of the Parking Facilities; (F) fair market rental and other costs with respect to the management office for the Building; (G) service, maintenance and management contracts for the operation, maintenance, management, repair, replacement or security of the Project; and (H) Taxes (as hereinafter defined).  Expenses shall not include:  (a) costs of tenant alterations; (b) costs of capital improvements ; (c) interest and principal payments on mortgages ; (d) advertising expenses and leasing commissions; (e) any cost or expenditure for which Landlord is reimbursed, whether by insurance proceeds or otherwise, except through Adjustment Rent (as hereinafter defined); (f) the cost of any kind of service furnished to any other tenant in the Building which Landlord does not generally make available to all tenants in the Building; and (g) legal expenses of negotiating leases.  Expenses shall be determined on a cash or accrual basis, as Landlord may elect.

(iii)                               “Operating Year” shall mean each twelve (12) month period commencing on January 1,, 2004 and each anniversary of January 1, 2004 that occurs during Term; provided, however, that the parties acknowledge that since the tenancy will not occur during the first eight & one-half (8 ½) months of the first Operating Year, the Adjustment Rent (defined below) covering the period from the Commencement Date through December 31, 2004 shall be limited to 29% (3 ½ months ÷ 12 months) of the actual Expenses.

(iv)                              “Rent” shall mean Base Rent, Adjustment Rent and any other sums or charges required to be paid by Tenant under this Lease.

(v)                                 “Taxes” shall mean all taxes, assessments and fees levied upon the Project, the property of Landlord located therein or the rents collected therefrom, by any governmental entity based upon the ownership, leasing, renting or operation of the Project, including all costs and expenses of protesting any such taxes, assessments or fees.  Taxes shall not include any net income, capital stock, succession, transfer, franchise, gift, estate or inheritance taxes; provided, however, if, at any time during the Term, a tax or excise on income is levied or assessed by any governmental entity, in lieu of or as a substitute for, in whole or in part, real estate taxes or other ad valorem taxes, such tax or excise shall constitute and be included in Taxes.

For the purposes of determining Taxes for any given Operating Year, the amount to be included for such Operating Year (a) from special assessments payable in installments shall be the amount of the installments (and any interest) due and payable during such Operating Year, and (b) from all other Taxes shall at Landlord’s election either be the amount accrued, assessed or otherwise imposed for such Operating Year or the amount due and payable in such Operating Year.

(vi)                              “Tenant’s Proportionate Share” shall mean the percentage set forth in Item 4 of the Schedule.

B.                                     Components of Rent.  Tenant agrees to pay the following amounts to Landlord at the office of the Building or at such other place as Landlord designates:

(i)                                     Base rent (“Base Rent”) to be paid in monthly installments in the amounts and for the Lease Months set forth in Item 3 of the Schedule in advance on or before the first day of each calendar month of the Term, except that the first monthly installment of Base Rent shall be payable simultaneously with the execution and delivery of this Lease by Tenant; thereafter, Base Rent shall be payable on the first day of each calendar month beginning on the first day of the second full calendar month of the Term.  The monthly Base Rent for any partial calendar month at the beginning of the Term shall equal the product of 1/365 of the annual Base Rent in effect during the partial calendar month and the number of days in the partial calendar month and shall be due and payable on the Commencement Date

(ii)                                  Adjustment rent (“Adjustment Rent”) for each Operating Year or partial Operating Year during the Term in an amount equal to Tenant’s Proportionate Share multiplied by the amount equal to (a) the Expenses for such Operating Year or partial Operating Year.  Prior to each Operating Year, Landlord shall estimate the amount of Adjustment Rent due for such Operating Year, and Tenant shall pay Landlord one-twelfth of such estimate on the first day of each calendar month during such Operating Year.  Such estimate may be revised by Landlord whenever Landlord obtains information relevant to making such estimate more accurate.  After the end of each Operating Year, Landlord shall deliver to Tenant a report setting forth the actual Expenses for such Operating Year and a statement of the amount of Adjustment Rent that Tenant has paid and is payable for such Operating Year.  Within thirty (30) days after receipt of such report and statement, Tenant shall pay to Landlord the amount of Adjustment Rent due for such Operating Year minus any payments of Adjustment Rent made by Tenant for such Operating Year.  If Tenant’s estimated payments of Adjustment Rent exceed the amount due Landlord for such Operating Year, Landlord shall apply such excess as a credit against Tenant’s other obligations under this Lease or promptly refund such excess to Tenant if the Term has already expired, provided Tenant is not then in default hereunder, in either case without interest to Tenant.

C.                                     Payment of Rent.  The following provisions shall govern the payment of Rent:  (i) if this Lease commences or ends on a day other than the first day or last day of a calendar month, respectively, the Base Rent for the calendar month in which this Lease so begins or ends shall be prorated and the monthly installments shall be adjusted accordingly; (ii) all Rent shall be paid to Landlord without offset or deduction, and the covenant to pay Rent shall be independent of every other covenant in this Lease; (iii) if, during all or any portion of any Operating Year the Building is not fully rented and occupied, Landlord may elect to make an appropriate adjustment of Expenses for such Operating Year to determine the Expenses that would have been paid or incurred by Landlord had the Building been fully rented and occupied for the entire Operating Year and the amount so determined shall be deemed to have been the Expenses for such Operating Year; (iv) any sum due from Tenant to Landlord which is not paid when due shall bear interest from the date due until the date paid at the annual rate of eighteen percent (18%) per annum, but in no event higher than the maximum rate permitted by law (the “Default Rate”); and, in addition, Tenant shall pay Landlord a late charge for any Rent payment which is paid more than five (5) days after its due date equal to five percent (5%) of such payment; (v) if changes are made to this Lease or the Building changing the number of square feet contained in the Premises or in the Building, Landlord shall make an appropriate adjustment to Tenant’s Proportionate Share; (vi) Tenant shall have the right to inspect Landlord’s accounting records relative to Expenses during normal business hours at any time within thirty (30) days following the furnishing to Tenant of the report setting forth the actual Expenses for an Operating Year; and, unless Tenant shall take written exception to any item in any such report within such 30-day period, such report shall be considered as final and accepted by Tenant; (vii) in the event of the termination of this Lease prior to the determination of any Adjustment Rent, Tenant’s agreement to pay any such sums and Landlord’s obligation to refund any such sums (provided Tenant is not in default hereunder) shall survive the termination of this Lease; and if this Lease ends on a day other than the last day of a Operating Year, then the Operating Expenses to be used to determine an estimated Adjustment Rent for such partial Operating Year shall be an amount equal to the Estimated Operating Expenses multiplied by a fraction, the numerator of which shall be the number of days during such partial Operating Year and the denominator of which shall be 365; (viii) Landlord may at any time change the fiscal year of the Building; (ix) each amount owed to Landlord under this Lease for which the date of payment is not expressly fixed shall be due on the same date as the Rent listed on the statement showing such amount is due; and (x) if Landlord fails to give Tenant an estimate of Adjustment Rent prior to the beginning of any Operating Year, Tenant shall continue to pay Adjustment Rent at the rate for the previous Operating Year until Landlord delivers such estimate.

3.                                       USE.  Tenant agrees that it shall occupy and use the Premises only as a commercial bank branch facility providing teller and other services, as well as an Automatic Teller Machine (“ATM”) and other services customarily provided by commercial banks including providing stock brokerage services, the operation of a trust company, the sale of insurance and any other banking service which may be permitted from time to time by the Federal Reserve Bank and/or the Division of Banking of the Commonwealth of Massachusetts and/or the State of New Hampshire (the “Permitted Use”) and for no other purposes. Tenant shall comply with all federal, state and municipal laws, ordinances and regulations and all covenants, conditions and restrictions of record applicable to Tenant’s use or occupancy of the Premises.  Without limiting the foregoing, Tenant shall not cause, nor permit, any hazardous or toxic substances to be brought upon, produced, stored, used, discharged or disposed of in, on or about the Premises without the prior written consent of Landlord and then only in compliance with all applicable environmental laws.

4.                                       CONDITION OF PREMISES.  Tenant’s taking possession of the Premises shall be conclusive evidence that the Premises were in good order and satisfactory condition when Tenant took possession.  No agreement of Landlord to alter, remodel, decorate, clean or improve the Premises or the Building (or to provide Tenant with any credit or allowance for the same), and no representation regarding the condition of the Premises or the Building, have been made by or on behalf of Landlord or relied upon by Tenant, except as stated in the Tenant Improvement Work Agreement, if any, attached hereto as Exhibit C and incorporated herein by this reference.

5.                                       SERVICES AND UTILITIES.

A.                                   Landlord’s Services.  Landlord shall furnish the following services (“Landlord’s Services”):  (i) heating and air conditioning to provide a temperature condition required, in Landlord’s reasonable judgment, for comfortable occupancy of the Premises under normal business operations, Mondays through Fridays, inclusive, from 7:00 A.M. to 7:00 P.M., Saturdays from 8:00 A.M. to 2:00 P.M., Sundays and holidays excepted (hereinafter referred to as “Normal Business Hours”); (ii) water at those points of supply provided for general use of tenants of the Building; (iii) electrical current during Normal Business Hours for equipment that does not require more than 110 volts and whose electrical energy consumption does not exceed normal office usage; and (iv)  passenger elevator service in common with Landlord and other tenants of the Building, 24 hours a day, 7 days a week.  All costs and expenses incurred by

Landlord in connection with furnishing Landlord’s Services shall be included as part of Expenses pursuant to Section 2 above.

Notwithstanding 5.A.(iii) above, Landlord will permit Tenant to reconfigure a portion of the existing electrical service and distribution to 220 volts in order to accommodate certain bank equipment.  All costs to reconfigure and/or install new electrical service to the Premises shall be paid by the Tenant.

B.                                     Special and Additional Usage.  Landlord may impose a reasonable charge for any utilities or services, including, without limitation, heating, air conditioning, electricity, and water, provided by Landlord by reason of: (i) any use of the Premises at any time other than the hours set forth in Section 5.A above; (ii) any use beyond what Landlord agrees in Section 5.A above to furnish; or (iii) special electrical, cooling and ventilating needs created by Tenant’s telephone equipment, computers, electronic data processing equipment and other similar equipment or uses.  Notwithstanding anything herein to the contrary, Landlord shall furnish heating or air conditioning during times other than Normal Business Hours provided that notice requesting such service is delivered to Landlord’s managing agent before noon on any business weekday when such service is required for that evening and by noon of the immediately preceding business weekday when such service is required for after 2:00 p.m. on a Saturday or for any time on a Sunday or holiday.  Landlord’s cost of supplying such additional heating or air conditioning shall be paid by Tenant within ten (10) business days of receipt of an invoice therefor.  Landlord hereby acknowledges that the current charge for non-Normal Business Hours heating or air conditioning is $25.00 per hour (in two (2) hour minimum increments).  Such charge is based upon Landlord’s reasonable estimate of the cost to Landlord of providing heating or air conditioning during non-Normal Business Hours, including equipment maintenance and wear and tear associated with such non-Normal Business Hours Use.  Such charge may be increased by Landlord from time to time (but no more frequently than once per calendar year and not prior to January 1, 2004) based upon such reasonable estimate of the cost to Landlord of providing such non-Normal Business Hours heating or air conditioning.

C.                                     Cooperation; Payment of Charges.  Tenant agrees to cooperate fully at all times with Landlord and to abide by all reasonable regulations and requirements which Landlord may prescribe for the use of the above utilities and services.  Tenant agrees to pay any charge imposed by Landlord pursuant to Section 5.B above and any failure to pay any excess costs as described above shall constitute a breach of the obligation to pay Rent under this Lease and shall entitle Landlord to the rights herein granted for such breach and shall entitle Landlord to immediately discontinue providing such additional or special service.  Tenant’s use of electricity shall at no time exceed the capacity of the service to the Premises or the electrical risers or wiring installation.

D.                                    Failure, Stoppage or Interruption of Service; No Release from Obligations.  Landlord shall not be liable for, and Tenant shall not be entitled to, any abatement or reduction of Rent by reason of Landlord’s failure to furnish any of the foregoing utilities or services when such failure is caused by accident, breakage, repairs, riots, strikes, lockouts or other labor disturbance or labor dispute of any character, governmental regulation, moratorium or other governmental action, inability by exercise of reasonable diligence to obtain electricity, water or fuel, or by any other cause beyond Landlord’s reasonable control or for stoppages or interruptions of any such utilities or services for the purpose of making necessary repairs or improvements.

Failure, stoppage or interruption of any such utility or service shall not be construed as an actual or constructive eviction or as a partial eviction against Tenant, or release Tenant from the prompt and punctual performance by Tenant of the covenants contained herein or operate to abate Rent.

E.                                      Limitation and Unavailability of Service.  Anything hereinabove to the contrary notwithstanding, Landlord and Tenant agree that Landlord’s obligation to furnish heat, electricity, air conditioning and/or water to the Premises shall be subject to and limited by all laws, rules, and regulations of any governmental authority affecting the supply, distribution, availability, conservation or consumption of energy, including, but not limited to, heat, electricity, gas, oil and/or water.  Landlord shall abide by all such governmental laws, rules and regulations and, in so doing, Landlord shall not be in default in any manner whatsoever under the terms of this Lease, and Landlord’s compliance therewith shall not affect in any manner whatsoever Tenant’s obligation to pay the full Rent set forth in this Lease.

F.                                      Telephone.  Landlord makes no representations or warranties with respect to the capacity, suitability or design of the telephone risers, if any, the telephone room, if any, or the telephone lines.  If there is more than one tenant on a floor, Landlord shall allocate hookups to the telephone room, if any, based on the proportion of rentable square feet that each tenant occupies on the floor.  The installation and hook-up of telephone lines by Tenant shall be subject to all of the terms and conditions of this Lease, including, without limitation, Section 9 of this Lease.  Landlord shall not be liable for, and Tenant waives all claims with respect to, any damages or losses sustained by Tenant or by any occupant of the Premises, including, without limitation, any compensatory, property or consequential damages, resulting from the operation or maintenance of the telephone risers, if any, the telephone rooms, if any, and the telephone lines, including, without limitation, (i) any damage to Tenant’s telephone lines, telephones or other equipment connected to the telephone lines, or (ii) interruption or failure of, or interference with, telephone or other service coming through the telephone lines to the Premises.

G.                                     Access.  Subject to the Building rules and regulations and the other provisions of this Lease, Tenant will be provided access to the Premises twenty-four (24) hours per day, seven (7) days per week.  If such access is unavailable due to force majeure or any other reason beyond Landlord’s control, Landlord shall not be in default under this Section 5.G.

Landlord will NOT retain copies of the keys to the Premises.  In the case of dire, extreme emergency the Landlord or its representatives (i.e. Fire Department) are authorized to gain access to the Premises by whatever means necessary, including forced entry through doors or windows.  Any repairs required to fix damage caused by said actions will be the responsibility of the Tenant.  Tenant will provide Landlord with the name and telephone number of a bank representative who will be able to provide emergency access 24 hours per day, 7days per week in an effort, but not obligation, to avoid forced entry.

H.                                    Electric Service Provider.  Landlord has advised Tenant that presently Granite State Electric (the “Electric Service Provider”) is the electric utility company selected by Landlord to provide electricity service for the Building.  Notwithstanding the foregoing, Landlord reserves the right at any time and from time to time before or during the Term to either contract for electric service from a different company or companies providing electricity service (each such company shall hereinafter be referred to as an “Alternative Service Provider”) or continue to contract for electricity service from the Electric Service Provider.  Tenant shall cooperate with Landlord, the Electric Service Provider and any Alternative Service Provider at all times and, as reasonably necessary, shall allow Landlord, the Electric Service Provider and any Alternative Service Provider with reasonable access to the Building’s electric lines, feeders, risers, wiring and other machinery within the Premises.  Care shall be taken so as to minimally disrupt Tenant’s use of the Premises and, only then, with advance notice of any intended service work.  All installations will be compatible with the existing needs and equipment of the Tenant.

6.                                       RULES AND REGULATIONS.  Tenant shall observe and comply and shall cause its subtenants, assignees, invitees, employees, contractors and agents to observe and comply, with the rules and regulations listed on Exhibit B attached hereto and incorporated herein by this reference and with such reasonable modifications and additions thereto as Landlord may make from time to time.  Landlord shall not be liable for failure of any person to obey such rules and regulations.  Landlord shall not be obligated to enforce such rules and regulations against any person, and the failure of Landlord to enforce any such rules and regulations shall not constitute a waiver thereof or relieve Tenant from compliance therewith.

7.                                       CERTAIN RIGHTS RESERVED TO LANDLORD.  Landlord reserves the following rights, each of which Landlord may exercise without notice to Tenant and without liability to Tenant, and the exercise of any such rights shall not be deemed to constitute an eviction or disturbance of Tenant’s use or possession of the Premises and shall not give rise to any claim for set-off or abatement of rent or any other claim:  (a) to change the name or street address of the Building or the suite number of the Premises; (b) to install, affix and maintain any and all signs on the exterior or interior of the Building; (c) to make repairs, decorations, alterations, additions, or improvements, whether structural or otherwise, in and about the Building, and for such purposes to enter upon the Premises, temporarily close doors, corridors and other areas in the Building and interrupt or temporarily suspend services or use of common areas (done so as to minimally affect to Tenant’s business), and Tenant agrees to pay Landlord for overtime and similar expenses incurred if such work is done other than during ordinary business hours at Tenant’s request; (d) to gain forced entry to the Premises only in cases of dire, extreme emergency; (e) to grant to any person or to reserve unto itself the exclusive right to conduct any business or render any service in the Building; (f) to show or inspect the Premises during business hours with 24 hour prior notification and, if vacated or abandoned, to prepare the Premises for reoccupancy; (g) to install, use and maintain in and through the Premises, pipes, conduits, wires and ducts serving the Building, provided that such installation, use and maintenance does not unreasonably interfere with Tenant’s use of the Premises; and (h) to take any other action which Landlord deems reasonable in connection with the operation, maintenance or preservation of the Project.

8.               MAINTENANCE AND REPAIRS.  Except as specifically herein otherwise provided, Tenant agrees it will, during the term of this lease, make all repairs and alterations to the property Tenant is required to maintain, as hereinafter set forth, which may be necessary to maintain the same in good repair and condition or which may be required by any laws, ordinances, regulations, or requirements of any public authorities having jurisdiction.  Tenant agrees that the entire Premises, including its entranceways, common areas and accessways are designated as non-smoking.  The property which Tenant is required to maintain, repair, and, as necessary, replace is the leased premises and every part thereof, including, without limitation, the store front and exterior and interior portions of all doors, windows, plate glass and showcases surrounding the leased premises, fixtures and interior walls, floors, ceilings, signs (including exterior signs where permitted), interior building appliances (including without limitation, the heating, hot water, ventilation, air conditioning, electrical and plumbing systems servicing the leased premises), and similar equipment.  Tenant further agrees that it will, during the term of this Lease, obtain and keep in force a maintenance contract on interior building appliances with a company approved by Landlord.  Tenant agrees that said maintenance contract shall not be cancelled without the approval of Landlord.  Tenant shall at Tenant’s expense, repaint, refurbish and remodel the leased premises and any part and portion thereof from time to time to assure that the same are kept in a first-class, tenantable and attractive condition throughout the term of this Lease. Tenant specifically agrees to replace all glass damaged with glass of at least the same kind and quality or, of a higher kind or quality required if by statute or ordinance.  Tenant further agrees that the leased premises shall be kept in a clean, sanitary and safe condition in accordance with the laws of the State of New Hampshire, and ordinances of the Town and County in which the Premises are situated, and in accordance with all directions, rules and regulations of the Health Officer, Fire Marshall, Building Inspector and other proper officers of the governmental agencies having jurisdiction thereover.  Tenant shall not permit or commit any waste.  The Tenant agrees that if at any time the Landlord determines said premises are not properly maintained or cleaned, the Landlord, at the Tenant’s expense, shall have such work performed in a manner satisfactory to it.

Without limiting the generality of the foregoing, Tenant, at its expense, shall cause the Premises to be cleaned (including, without limitation, removal of trash from the Premises) on a regular basis in accordance with cleaning specifications approved by Landlord, which approval shall not be unreasonably withheld or delayed.  In addition, Tenant shall reimburse Landlord for the cost of any repairs to the Building necessitated by the acts or omissions of Tenant, its subtenants, assignees, invitees, employees, contractors and agents, to the extent Landlord is not reimbursed for such costs under its insurance policies.  Subject to the preceding sentence, Landlord shall perform any maintenance or make any repairs to the Building as Landlord shall desire or deem necessary for the safety, operation or preservation of the Building, or as Landlord may be required or requested to do by any governmental authority or by the order or decree of any court or by any other proper authority.

Except as otherwise provided in Sections 12 and 13 below and subject to Tenant’s obligations set forth in the preceding paragraphs of Section 8 or elsewhere in this Lease, Landlord shall keep and maintain or cause to be kept and maintained the structural components of the Building (including, without limitation, the roof and the roof membrane), all common areas of the Building, all Building systems in a neat, safe and orderly condition and shall make all necessary repairs thereto.  Except as otherwise provided in this Lease, the cost of all such maintenance and repairs shall be borne by Landlord and shall be included as part of Expenses.

9.                                       ALTERATIONS.

A.                                   Requirements.  Tenant shall not make any replacement, alteration, improvement or addition to or removal from the Premises (collectively an “alteration”) without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed more than five (5) business days.  In the event Tenant proposes to make any alteration, Tenant shall, prior to commencing such alteration, submit to Landlord for prior written approval:  (i) detailed plans and specifications; (ii) sworn statements, including the names, addresses and copies of contracts for all contractors; (iii) all necessary permits evidencing compliance with all applicable governmental rules, regulations and requirements; (iv) certificates of insurance in form and amounts required by Landlord, naming Landlord and any other parties designated by Landlord as additional insureds; and (v) all other documents and information as Landlord may reasonably request in connection with such alteration.  Tenant agrees to pay Landlord’s standard charges for supervision of the alteration, not to exceed five-hundred dollars ($500).  Neither approval of the plans and specifications nor supervision of the alteration by Landlord shall constitute a representation or warranty by Landlord as to the accuracy, adequacy, sufficiency or propriety of such plans and specifications or the quality of workmanship or the compliance of such alteration with applicable law.  Tenant shall pay the entire cost of the alteration.  Each alteration shall be performed in a good and workmanlike manner, in accordance with the plans and specifications approved by Landlord, and shall meet or exceed the standards for construction and quality of materials established by Landlord for the Building.  In addition, each alteration shall be performed in compliance with all applicable governmental and insurance company laws, regulations and requirements.  Each alteration shall be performed in harmony with Landlord’s employees, contractors and other tenants.  Each alteration, whether temporary or permanent in character, made by Landlord or Tenant in or upon the Premises (excepting only Tenant’s furniture, equipment and trade fixtures, including all bank equipment i.e. ATM machine, vault and teller drawers) shall become Landlord’s property and shall remain upon the Premises at the expiration or termination of this Lease without compensation to Tenant; provided, however, that Landlord shall have the right to require Tenant to remove such alteration at Tenant’s sole cost and expense in accordance with the provisions of Section 15 of this Lease.

Notwithstanding anything in this Lease to the contrary, as between Landlord and Tenant, (a.) Tenant shall bear the risk of complying with Title III of the Americans With Disabilities Act of 1990, any state laws governing handicapped access or architectural barriers, and all rules, regulations, and guidelines promulgated under such laws, as amended from time to time (the “Disabilities Acts”) in the Premises, and (b.) Landlord shall bear the risk of complying with the Disabilities Acts in the common areas of the Building, other than compliance that is necessitated by the use of the Premises for other than the Permitted Use or as a result of any alterations or additions made by Tenant (which risk and responsibility shall be borne by Tenant).

B.                                     Liens.  Upon completion of any alteration, Tenant shall promptly furnish Landlord with sworn owner’s and contractors’ statements and full and final waivers of lien covering all labor and materials included in such alteration.  Tenant shall not permit any mechanic’s lien to be filed against the Building, or any part thereof, arising out of any alteration performed, or alleged to have been performed, by or on behalf of Tenant.  If any such lien is filed, Tenant shall within ten (10) days thereafter have such lien released of record or deliver to Landlord a bond in form, amount, and issued by a surety satisfactory to Landlord, indemnifying Landlord against all costs and liabilities resulting from such lien and the foreclosure or attempted foreclosure thereof.  If Tenant fails to have such lien so released or to deliver such bond to Landlord, Landlord, without investigating the validity of such lien, may pay or discharge the same; and Tenant shall reimburse Landlord upon demand for the amount so paid by Landlord, including Landlord’s expenses and attorneys’ fees.

10.                                 INSURANCE.

A.                                   Tenant’s Insurance.  Tenant, at its expense, shall maintain at all times during the Term the following insurance policies:  (a) all risk or equivalent special form coverage insuring the full replacement cost of all improvements, alterations or additions to the Premises made at Tenant’s expense, and all other property owned or used by Tenant and located in the Premises; (b) commercial general liability insurance, contractual liability insurance and property damage insurance with respect to the Building and the Premises, with limits to be set by Landlord from time to time but in any event not less than $2,000,000.00 combined single limit for personal injury, sickness or death or for damage to or destruction of property for any one occurrence; and (c) insurance against such other risks and in such other amounts as Landlord may from time to time reasonably require.  The form of all such policies and deductibles thereunder shall be subject to Landlord’s prior reasonable approval.  All such policies shall be issued by insurers reasonably acceptable to Landlord and licensed to do business in the State in which the Premises are located and shall contain a waiver of any rights of subrogation thereunder.  In addition, the policies shall name Landlord and any other parties designated by Landlord as additional insureds, shall require at least thirty (30) days’ prior written notice to Landlord and such other parties designated by Landlord of termination or modification and shall be primary and not contributory.  Tenant shall at least fifteen (15) days prior to the Commencement Date, and within fifteen (15) days prior to the expiration of each such policy, deliver to Landlord either a duplicate original of all insurance policies required to be maintained by Tenant hereunder or Evidence of Insurance (in form ACORD 27 or its equivalent) for each such policy evidencing the foregoing insurance or renewal thereof, as the case may be.

B.                                     Landlord’s Insurance.  Landlord shall take out and maintain in force throughout the Term, in a company or companies authorized to do business in New Hampshire, (i) casualty insurance on the Building in an amount equal to the full replacement value of the Building (exclusive of foundations), covering all risks of direct physical loss or damage and so-called “extended coverage” risks, (ii) such boiler, machinery and equipment insurance as Landlord may from time to time deem necessary or desirable and (iii) commercial general liability insurance with respect to the Building in such amounts as Landlord may from time to time deem necessary or desirable.  Any insurance required to be maintained by Landlord hereunder may be maintained in the form of a blanket policy covering the Building as well as other properties owned by Landlord or affiliates of Landlord so long as the blanket policy does not reduce the limits nor diminish the coverage required herein.

11.                                 WAIVER AND INDEMNITY.

A.                                   Waiver.  Tenant releases Landlord, its property manager and their respective agents and employees from, and waives all claims for, damage or injury to person or property and loss of business sustained by Tenant and resulting from the Building or the Premises or any part thereof or any equipment therein becoming in disrepair, or resulting from any accident in or about the Building.  This paragraph shall apply particularly, but not exclusively, to flooding, damage caused by Building equipment and apparatus, water, snow, frost, steam, excessive heat or cold, broken glass, sewage, gas, odors, excessive noise or vibration or the bursting or leaking of pipes, plumbing fixtures or sprinkler devices.  Without limiting the generality of the foregoing, Tenant waives all claims and rights of recovery against Landlord, its property manager and their respective agents and employees for any loss or damage to any property of Tenant, which loss or damage is insured against, or required to be insured against, by Tenant pursuant to Section 10 above, whether or not such loss or damage is due to the fault or negligence of Landlord, its property manager or their respective agents or employees, and regardless of the amount of insurance proceeds collected or collectible under any insurance policies in effect.  Notwithstanding the above, such release of Landlord and its agents shall not interfere with the Tenant’s rights and/or abilities to collect and utilize its insurance.

B.                                     Indemnity.  Tenant agrees to indemnify, pay on behalf of, defend and hold harmless Landlord, its property manager and their respective agents and employees, from and against any and all claims, demands, actions, liabilities, damages, costs and expenses (including attorneys’ fees), for injuries to any persons and damage to or theft or misappropriation or loss of property occurring in or about the Building and arising from the use and occupancy of the Premises or from any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises (including, without limitation, any alteration by Tenant) or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed under this Lease or due to any other act or omission of Tenant, its subtenants, assignees, invitees, employees, contractors and agents.  Without limiting the foregoing, Tenant shall indemnify, pay on behalf of, defend and hold Landlord harmless from any claims, liabilities, damages, costs and expenses arising out of the use or storage of hazardous or toxic materials in the Building by Tenant.  If any such proceeding is filed against Landlord or any such indemnified party, Tenant agrees to defend Landlord or such party in such proceeding at Tenant’s sole cost by legal counsel reasonably satisfactory to Landlord, if requested by Landlord.

12.                                 FIRE AND CASUALTY.

A.                                   Obligation to Repair or Rebuild.  If the Premises or the Building shall be damaged or destroyed by fire or other casualty, Tenant shall promptly notify Landlord of any damage or destruction to the Premises which Tenant has knowledge or is aware of, and Landlord, subject to its mortgagee’s consent and to the conditions set forth in this Section 12, shall repair, rebuild or replace such damage and restore the Premises and/or the Building, subject to Section 12.D and Section 12.F below, to substantially the same condition in which they were immediately prior to such damage or destruction; provided, however, that Landlord shall only be obligated to restore such damage which is covered by its fire and all risk insurance policy or policies.

B.                                     Commencement and Completion of Work.  The work shall be commenced promptly and completed with due diligence, taking into account the time required by Landlord to effect a settlement with, and procure insurance proceeds from, the insurer, and for delays beyond Landlord’s reasonable control.

C.                                     Application of Proceeds.  The net amount of any insurance proceeds (excluding proceeds received pursuant to any rental interruption coverage obtained by Landlord), recovered by reason of the damage or destruction of the Building in excess of the cost of adjusting the insurance claim and collecting the insurance proceeds (such excess amount being hereinafter called the “net insurance proceeds”) shall be applied towards the reasonable cost of the work required to be performed by Landlord under this Section 12.  If the net insurance proceeds are more than adequate to complete such work, the amount by which the net insurance proceeds exceed the cost of such work shall be retained by Landlord.

D.                                    Tenant’s Personal Property and Alterations.  Landlord’s obligation or election to restore the Premises under this Section 12 shall not include the repair, restoration or replacement of the furniture or any other personal property owned by or in the possession of Tenant.  In addition, Landlord shall not be under any obligation to repair, restore or replace any alterations or improvements to the Premises made by or on behalf of Tenant.

E.                                      Abatement of Rent.  Tenant will receive an abatement of Rent to the extent and during the time the Premises are rendered untenantable due to a fire or other casualty, such Rent to abate in such proportion as the part of the Premises thus destroyed or rendered untenantable bears to the total Premises from the date of such damage or destruction and until the earlier of (i) Landlord obtains a certificate of occupancy with respect to completion of the work upon the Premises required to be performed by Landlord under this Section 12 or (ii) Tenant recommences use of such part of the Premises and, in cases in which the Premises are being restored by Landlord, to be conditioned upon Tenant not occupying such part of the Premises for the conduct of business.  If the Premises are so slightly damaged by such fire or other casualty as not to be rendered in any part untenantable, Landlord shall complete the work upon the Premises required to be performed by Landlord under this Section 12 with reasonable promptness and the payment of Rent shall not be affected thereby.  Tenant shall, at its own cost and expense, remove such of its furniture and furnishings and other belongings from the Premises as Landlord shall require in order to perform the work required to be performed by Landlord under this Section 12.

F.                                      Landlord’s Option Not to Restore.  Notwithstanding any of the foregoing provisions of this Section 12 to the contrary, if there is substantial damage to the Building due to a fire or other casualty, or if, in the judgment of Landlord’s architect, damage to the Premises due to a fire or other casualty is such that the work upon the Premises required to be performed by Landlord under this Section 12 with respect to such fire or other casualty cannot be completed within one hundred twenty (120) days after such fire or other casualty, then Landlord shall have the option not to perform the work upon the Premises required to be performed by Landlord under this Section 12 with respect to such fire or other casualty, and may elect to terminate this Lease by sending a written notice of such termination to Tenant, the notice to specify a termination date not less than thirty (30) days after its transmission.  Landlord shall notify Tenant in writing within thirty (30) days after the date of such fire or other casualty of such architect’s estimate of the period of time required to perform the work upon the Premises required to be performed by Landlord with respect to such fire or other casualty.

G.                                     Tenant’s Right to Terminate.  Notwithstanding anything herein to the contrary, if the Premises are damaged by a fire or other casualty and if Landlord fails to complete the work upon the Premises required to be performed by Landlord under this Section 12 with respect to such fire or other casualty within one hundred twenty (120) days after such fire or other casualty, then Tenant may terminate this Lease by notice to Landlord at any time after the end of such one hundred twenty (120) day period but prior to the date that Landlord has completed the work upon the Premises required to be performed under this Section 12 with respect to such fire or other casualty.

13.                                 CONDEMNATION.  If the Premises or the Building is rendered untenantable by reason of a condemnation (or by a deed given in lieu thereof), then either party may terminate this Lease by giving written notice of termination to the other party within thirty (30) days after such condemnation, in which event this Lease shall terminate effective as of the date of such condemnation.  If this Lease so terminates, Rent shall be paid through and apportioned as of the date of such condemnation.  If such condemnation does not render the Premises or the Building untenantable, this Lease shall continue in effect and Landlord shall promptly restore the portion not condemned to the extent reasonably possible to the condition existing prior to the condemnation.  In such event, however, Landlord shall not be required to expend an amount in excess of the proceeds received by Landlord from the condemning authority.  Landlord reserves all rights to compensation for any condemnation.  Tenant hereby assigns to Landlord any right Tenant may have to such compensation, and Tenant shall make no claim against Landlord or the condemning authority for compensation for termination of Tenant’s leasehold interest under this Lease or interference with Tenant’s business.

14.                                 ASSIGNMENT AND SUBLETTING

A.                                   Landlord’s Consent.  Tenant shall not, without the prior written consent of Landlord:  (i) assign, convey, mortgage or otherwise transfer this Lease or any interest hereunder, or sublease the Premises, or any part thereof, whether voluntarily or by operation of law; or (ii) permit the use of the Premises or any part thereof by any person other than Tenant and its employees.  Any such transfer, sublease or use described in the preceding sentence (herein referred to as a “Transfer”, which term shall include any reassignment of this Lease after any initial assignment of this Lease by the Tenant named herein, i.e. Enterprise Bank & Trust Company, or any subsequent reassignment and any assignment of any sublease with respect to all or any portion of the Premises and any sub-subleasing of any portion of the Premises previously subleased) occurring without the prior written consent of Landlord shall be void and of no effect.  Landlord’s consent to any Transfer shall not constitute a waiver of Landlord’s right to withhold its consent to any future Transfer.  Landlord’s consent to any Transfer or acceptance of rent from any party other than Tenant shall not release Tenant from any covenant or obligation under this Lease.  Landlord may require as a condition to its consent to any assignment of this Lease that the assignee execute an instrument in which such assignee assumes the obligations of Tenant hereunder.  For the purposes of this paragraph, the transfer (whether direct or indirect) of all or a majority of the capital stock in a corporate Tenant (other than the shares of the capital stock of a corporate Tenant whose stock is publicly traded) or the merger, consolidation or reorganization of such Tenant and the transfer of all or any general partnership interest in any partnership Tenant shall be considered a Transfer.

B.                                     Standards for Consent.  If Tenant desires the consent of Landlord to a Transfer, Tenant shall submit to Landlord, at least sixty (60) days prior to the proposed effective date of the Transfer, a written notice which includes such information as Landlord may require about the proposed Transfer and the transferee.  If Landlord does not terminate this Lease, in whole or in part, pursuant to Section 14C, Landlord shall not unreasonably withhold its consent to any assignment or sublease.  Landlord shall not be deemed to have unreasonably withheld its consent if, in the judgment of Landlord:  (i) the transferee is of a character or engaged in a business which is not in keeping with the standards or criteria used by Landlord in leasing the Building; (ii) the financial condition of the transferee is such that it may not be able to perform its obligations in connection with this Lease; (iii) the purpose for which the transferee intends to use the Premises or portion thereof is in violation of the terms of this Lease or the lease of any other tenant in the Building; (iv) the transferee is a tenant of the Building; or (v) any other bases which Landlord reasonably deems appropriate, including an assignment or sublease at less than the fair market rate for that would otherwise be charged for the premises.  If Landlord wrongfully withholds its consent to any Transfer, Tenant’s sole and exclusive remedy therefor, shall be to seek specific performance of Landlord’s obligation to consent to such Transfer.  If Landlord consents to any Transfer, Tenant shall pay to Landlord one hundred percent (100%) of all rent and other consideration received by Tenant in excess of the Rent paid by Tenant hereunder for the portion of the Premises so transferred.  Such rent shall be paid as and when received by Tenant.  In addition, Tenant shall pay to Landlord any attorneys’ fees and expenses incurred by Landlord in connection with any proposed Transfer, whether or not Landlord consents to such Transfer.

C.                                     Recapture.  Landlord shall have the right to terminate this Lease as to that portion of the Premises covered by a Transfer.  Landlord may exercise such right to terminate by giving notice to Tenant at any time within thirty (30) days after the date on which Tenant has furnished to Landlord all of the items required under Section 14B above.  If Landlord exercises such right to terminate, Landlord shall be entitled to recover possession of, and Tenant shall surrender such portion of, the Premises (with appropriate demising partitions erected at the expense of Tenant) on the later of (i) the effective date of the proposed Transfer, or (ii) sixty (60) days after the date of Landlord’s notice of termination.  In the event Landlord exercises such right to terminate, Landlord shall have the right to enter into a lease with the proposed transferee without incurring any liability to Tenant on account thereof.

D.                                    No Release.  In no event shall any Transfer release or relieve Tenant from its obligations to fully observe or perform all of the terms, covenants and conditions of this Lease on its part to be observed or performed (including liability arising during any renewal term of this Lease or with respect to any expansion space included in the Premises).  It is agreed that the liabilities and obligations of Tenant hereunder are enforceable either before, simultaneously with or after proceeding against any assignee, sublessee or other transferee of Tenant.

E.                                      Permitted Transfers. Notwithstanding anything in this Section 14 to the contrary, Tenant may Transfer all or part of its interest in this Lease or all or part of the Premises (a “Permitted Transfer”) to the following types of entities (a “Permitted Transferee”) without the written consent of Landlord:

(1)                                  an Affiliate of Tenant;

(2)                                  any corporation, limited partnership, limited liability partnership, limited liability company or other business entity in which or with which Tenant, or its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities, so long as (A) Tenant’s obligations hereunder are assumed by the entity surviving such merger or created by such consolidation; and (B) the Tangible Net Worth of the surviving or created entity is not less than the Tangible Net Worth of Tenant as of the date hereof; or

(3)                                  any corporation, limited partnership, limited liability partnership, limited liability company or other business entity acquiring all or substantially all of Tenant’s assets if such entity’s Tangible Net Worth after such acquisition is not less than the Tangible Net Worth of Tenant as of the date hereof.

Tenant shall promptly notify Landlord of any such Permitted Transfer.  Tenant shall remain liable for the performance of all of the obligations of Tenant hereunder, or if Tenant no longer exists because of a merger, consolidation, or acquisition, the surviving or acquiring entity shall expressly assume in writing the obligations of Tenant hereunder.  Additionally, the Permitted Transferee shall comply with all of the terms and conditions of this Lease, including the Permitted Use, and the use of the Premises by the Permitted Transferee may not violate any other agreements affecting the Premises, the Building, the Complex, Landlord or other tenants of the Building or Complex.  No later than ten (10) days after the effective date of any Permitted Transfer, Tenant agrees to furnish Landlord with (A) copies of the instrument effecting any of the foregoing Transfers, (B) documentation establishing Tenant’s satisfaction of the requirements set forth above applicable to any such Transfer, and (C) evidence of insurance as required under this Lease with respect to the Permitted Transferee.  The occurrence of a Permitted Transfer shall not waive Landlord’s rights as to any subsequent Transfers.  As used herein, the phrase “Tangible Net Worth” shall mean the excess of total assets over total liabilities, in each case as determined in accordance with generally accepted accounting principles consistently applied (“GAAP”), excluding, however, from the determination of total assets all assets which would be classified as intangible assets under GAAP including goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises.  As used herein, the term “Affiliate” shall mean any person or entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the party in question.  Any subsequent Transfer by a Permitted Transferee shall be subject to the terms of this Section 14.

15.                                 SURRENDER.  Upon the expiration or earlier termination of the Term or Tenant’s right to possession of the Premises, Tenant shall return the Premises to Landlord in “like new” condition as renovated by Tenant, less reasonable wear and tear.  If Landlord requires Tenant to remove any alterations pursuant to Section 9, then such removal shall be done in a good and workmanlike manner; and upon such removal Tenant shall restore the Premises to its condition prior to the installation of such alterations.  If Tenant does not remove such alterations after request to do so by Landlord, Landlord may remove the same and restore the Premises; and Tenant shall pay the cost of such removal and restoration to Landlord upon demand.  Tenant shall also remove its furniture, equipment, trade fixtures and all other items of personal property from the Premises prior to the termination of the Term or Tenant’s right to possession of the Premises.  If Tenant does not remove such items, Tenant shall be conclusively presumed to have conveyed the same to Landlord without further payment or credit by Landlord to Tenant; or at Landlord’s sole option such items shall be deemed abandoned, in which event Landlord may cause such items to be removed and disposed of at Tenant’s expense, without notice to Tenant and without obligation to compensate Tenant.

16.                                 DEFAULTS AND REMEDIES.

A.                                   Default.  The occurrence of any of the following shall constitute a default (a “Default”) by Tenant under this Lease:

(i)                                     Tenant fails to pay any Rent when due and such failure to pay is not cured within five (5) days after notice from Landlord; however, a Default shall occur without any obligation of Landlord to give any notice if Landlord has given Tenant written notice under this Section 16.A(i) on more than two (2) occasions during the twelve (12) month interval preceding such failure to pay by Tenant;

(ii)                                  Tenant fails to perform or observe any other covenants or obligations of Tenant set forth in this Lease and such failure to perform is not cured within thirty (30) days (or immediately if the failure involves a hazardous condition) after notice from Landlord (except that if such failure to perform is not cured within such thirty (30)-day period because of governmental restrictions or any other cause beyond the reasonable control of Tenant, then such thirty (30)-day period may be extended for a period of one hundred twenty (120) days, provided that there shall be no extension of time beyond such thirty (30)-day period for the curing of any such failure to perform unless, not more than twenty (20) days after the receipt of the notice from Landlord of Tenant’s failure to perform, Tenant (i) in writing shall specify the cause on account of which the failure to perform cannot be cured during such period and shall advise Landlord of its intention duly to institute all steps necessary to cure the failure to perform and (ii) shall as soon as may be reasonable duly institute and thereafter diligently and in good faith prosecute to completion all steps necessary cure such failure to perform);

(iii)                               the leasehold interest of Tenant is levied upon or attached under process of law;

(iv)                              Tenant or any guarantor of this Lease dies or dissolves;

(v)                                 Tenant abandons or vacates the Premises; or

(vi)                              any voluntary or involuntary proceedings are filed by or against Tenant or any guarantor of this Lease under any bankruptcy, insolvency or similar laws and, in the case of any involuntary proceedings, are not dismissed within thirty (30) days after filing.

B.                                     Right of Re-Entry.  Upon the occurrence of a Default, Landlord may elect to terminate this Lease, or, without terminating this Lease, terminate Tenant’s right to possession of the Premises.  Upon any such termination, Tenant shall immediately surrender and vacate the Premises and deliver possession thereof to Landlord.  Tenant grants to Landlord the right to enter (conditioned upon Landlord’s compliance with New Hampshire bank laws concerning entry)  and repossess the Premises and to expel Tenant and any others who may be occupying the Premises and to remove any and all property therefrom, without being deemed in any manner guilty of trespass and without relinquishing Landlord’s rights to Rent or any other right given to Landlord hereunder or by operation of law.

C.                                     Reletting.  If Landlord terminates Tenant’s right to possession of the Premises without terminating this Lease, Landlord may relet the Premises or any part thereof.  In such case, Landlord shall use reasonable efforts to relet the Premises on such terms as Landlord shall reasonably deem appropriate; provided, however, Landlord may first lease Landlord’s other available space and shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant about such reletting.  Tenant shall reimburse Landlord for the costs and expenses of reletting the Premises including, but not limited to, all brokerage, advertising, legal, alteration and other expenses incurred to secure a new tenant for the Premises.  In addition, if the consideration collected by Landlord upon any such reletting, after payment of the expenses of reletting the Premises which have not been reimbursed by Tenant, is insufficient to pay monthly the full amount of the Rent, Tenant shall pay to Landlord the amount of each monthly deficiency as it becomes due.  If such consideration is greater than the amount necessary to pay the full amount of the Rent, the full amount of such excess shall be retained by Landlord and shall in no event be payable to Tenant.

D.                                    Termination of Lease. If Landlord terminates this Lease pursuant to the terms and provisions of this Section 16, Landlord may recover from Tenant and Tenant shall pay to Landlord, on demand, the Rent and other charges payable by Tenant to Landlord through the date of termination, and, in addition, shall pay to Landlord as damages, at the election of Landlord, either: (x) an accelerated lump sum amount equal to the amount by which Landlord’s estimate of the aggregate amount of Rent owing from the date of such termination through the Expiration Date plus Landlord’s estimate of the aggregate expenses of reletting the Premises exceeds Landlord’s estimate of the fair rental value of the Premises for the same period (after deducting from such fair rental value the time needed to relet the Premises and the amount of concessions which would normally be given to a new tenant); or (y) amounts equal to the Rent which would have been payable by Tenant had this Lease not been so terminated, payable upon the due dates therefor specified herein following such termination and until the Expiration Date; provided, however, if Landlord shall re-let the Premises during such period, that Landlord shall credit Tenant with the net rents received by Landlord from such re-letting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such re-letting the expenses incurred or paid by Landlord in terminating this Lease, as well as the expenses of re-letting, including altering and preparing the Premises for new tenants, brokerage commissions, and all other similar and dissimilar expenses properly chargeable against the Premises and the rental therefrom, it being understood that any such re-letting may be for a period equal to or shorter or longer than the remaining Term of this Lease; and provided, further, that (i) in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder and (ii) in no event shall Tenant be entitled in any suit for the collection of damages pursuant to this subparagraph (y) to a credit in respect of any net rents from a re-letting except to the extent that such net rents are actually received by Landlord prior to the commencement of such suit.  If the Premises or any part thereof shall be re-let in combination with other space, a proper apportionment on a square foot area basis shall be made of the rent received from re-letting and other expenses of such re-letting.

E.                                      Other Remedies.  Landlord may but shall not be obligated to perform any obligation of Tenant under this Lease; and, if Landlord so elects, all costs and expenses paid by Landlord in performing such obligation, together with interest at the Default Rate, shall be reimbursed by Tenant to Landlord on demand.  Any and all remedies set forth in this Lease:  (i) shall be in addition to any and all other remedies Landlord may have at law or in equity, (ii) shall be cumulative, and (iii) may be pursued successively or concurrently as Landlord may elect.  The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future.

F.                                      Bankruptcy.  If Tenant becomes bankrupt, the bankruptcy trustee shall not have the right to assume or assign this Lease unless the trustee complies with all requirements of the United States Bankruptcy Code; and Landlord expressly reserves all of its rights, claims, and remedies thereunder.

G.                                     Waiver of Trial by Jury.  Landlord and Tenant waive trial by jury in the event of any action, proceeding or counterclaim brought by either Landlord or Tenant against the other in connection with this Lease.

17.                                 HOLDING OVER.  If Tenant retains possession of the Premises after the expiration or termination of the Term or Tenant’s right to possession of the Premises, Tenant shall pay Rent during such holding over at double the rate in effect immediately preceding such holding over computed on a monthly basis for each month or partial month that Tenant remains in possession.  Tenant shall also pay, indemnify and defend Landlord from and against all claims and damages, consequential as well as direct, sustained by reason of Tenant’s holding over.  In addition, at any time while Tenant remains in possession, Landlord may elect instead, by written notice to Tenant and not otherwise, to have such retention of possession constitute a renewal of this Lease for one year for the fair market rental value of the Premises as reasonably determined by Landlord but in no event less than the Rent payable immediately prior to such holding over.  The provisions of this Section do not waive Landlord’s right of re-entry or right to regain possession by actions at law or in equity or any other rights hereunder, and any receipt of payment by Landlord shall not be deemed a consent by Landlord to Tenant’s remaining in possession or be construed as creating or renewing any lease or right of tenancy between Landlord and Tenant.

18.                                 SECURITY DEPOSIT.  Upon execution of this Lease, Tenant shall deposit the security deposit set forth in Item 6 of the Schedule (the “Security Deposit”) with Landlord as security for the performance of Tenant’s obligations under this Lease.  Upon the occurrence of a Default, Landlord may use all or any part of the Security Deposit for the payment of any Rent or for the payment of any amount which Landlord may pay or become obligated to pay by reason of such Default, or to compensate Landlord for any loss or damage which Landlord may suffer by reason of such Default.  If any portion of the Security Deposit is used, Tenant shall within five (5) days after written demand therefor deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount.  Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit.  In no event shall the Security Deposit be considered an advanced payment of Rent, and in no event shall Tenant be entitled to use the Security Deposit for the payment of Rent.  If no default by Tenant exists hereunder, the Security Deposit or any balance thereof shall be returned to Tenant within thirty (30) days after the expiration of the Term and vacation of the Premises by Tenant.  Landlord shall have the right to transfer the Security Deposit to any purchaser of the Building.  Upon such transfer, Tenant shall look solely to such purchaser for return of the Security Deposit; and Landlord shall be relieved of any liability with respect to the Security Deposit.

19.                                 PARKING. Tenant shall be permitted to use at no cost to Tenant the parking spaces in the Parking Facility.  Such parking spaces shall be available for Tenant’s use on an unassigned, non-reserved basis.  Landlord may, pursuant to Section 6 above, establish reasonable rules and regulations regarding Tenant’s use of such parking spaces.  Tenant’s right to use such parking spaces shall be subject to the terms and provisions of this Lease.

20.                                 ESTOPPEL CERTIFICATES.  Tenant agrees that, from time to time upon not less than ten (10) days’ prior request by Landlord, Tenant shall execute and deliver to Landlord a written certificate certifying:  (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, a description of such modifications and that this Lease as modified is in full force and effect); (ii) the dates to which Rent has been paid; (iii) that Tenant is in possession of the Premises, if that is the case; (iv) that Landlord is not in default under this Lease, or, if Tenant believes Landlord is in default, the nature thereof in detail; (v) that Tenant has no off-sets or defenses to the performance of its obligations under this Lease (or if Tenant believes there are any off-sets or defenses, a full and complete explanation thereof); and (vi) such additional matters as may be requested by Landlord, it being agreed that such certificate may be relied upon by any prospective purchaser, mortgagee or other person having or acquiring an interest in the Building.  If Tenant fails to execute and deliver any such certificate within ten (10) days after request, Tenant shall be deemed to have irrevocably appointed Landlord as Tenant’s attorney-in-fact to execute and deliver such certificate in Tenant’s name.

21.                                 SUBORDINATION.  This Lease is and shall be expressly subject and subordinate at all times to (a) any present or future ground, underlying or operating lease of the Building, and all amendments, renewals and modifications to any such lease, and (b) the lien of any present or future mortgage or deed of trust encumbering fee title to the Building and/or the leasehold estate under any such lease.  If any such mortgage or deed of trust be foreclosed, or if any such lease be terminated, upon request of the mortgagee, beneficiary or lessor, as the case may be, Tenant will attorn to the purchaser at the foreclosure sale or to the lessor under such lease, as the case may be.  The foregoing provisions are declared to be self-operative and no further instruments shall be required to effect such subordination and/or attornment; provided, however, that Tenant agrees upon request by any such mortgagee, beneficiary, lessor or purchaser at foreclosure, as the case may be, to execute such subordination and/or attornment instruments as may be required by such person to confirm such subordination and/or attornment on the form customarily used by such party.  Notwithstanding the foregoing to the contrary, any such mortgagee, beneficiary or lessor may elect to give the rights and interests of Tenant under this Lease (excluding rights in and to insurance proceeds and condemnation awards) priority over the lien of its mortgage or deed of trust or the estate of its lease, as the case may be.  In the event of such election and upon the mortgagee, beneficiary or lessor notifying Tenant of such election, the rights and interests of Tenant shall be deemed superior to and to have priority over the lien of said mortgage or deed of trust or the estate of such lease, as the case may be, whether this Lease is dated prior to or subsequent to the date of such mortgage, deed of trust or lease.  In such event, Tenant shall execute and deliver whatever instruments may be required by such mortgagee, beneficiary or lessor to confirm such superiority on the form customarily used by such party.  If Tenant fails to execute any instrument required to be executed by Tenant under this Section 21 within 10 days after request, Tenant irrevocably appoints Landlord as its attorney-in-fact, in Tenant’s name, to execute such instrument.

Landlord shall be required to obtain a subordination, non-disturbance and attornment agreement from the lessor under any present or future ground, underlying or operating lease of the Building and from the holder of any present or future mortgage encumbering fee title to the Building and from the beneficiary under any present or future deed of trust encumbering fee title to the Building; provided that any costs associated with obtaining such subordination, non-disturbance and attornment agreement shall be paid by Tenant within fifteen (15) days after Landlord’s written request therefor.

22.                                 QUIET ENJOYMENT.  As long as no Default exists, Tenant shall peacefully and quietly have and enjoy the Premises for the Term, free from interference by Landlord, subject, however, to the provisions of this Lease.  The loss or reduction of Tenant’s light, air or view will not be deemed a disturbance of Tenant’s occupancy of the Premises nor will it affect Tenant’s obligations under this Lease or create any liability of Landlord to Tenant.

23.                                 BROKER  Tenant represents to Landlord that Tenant has dealt only with the broker set forth in Item 7 of the Schedule (the “Broker”) in connection with this Lease and that, insofar as Tenant knows, no other broker negotiated this Lease or is entitled to any commission in connection herewith. Tenant agrees to indemnify, defend and hold Landlord, its property manager and their respective employees harmless from and against any claims for a fee or commission made by any broker, other than the Broker, claiming to have acted by or on behalf of Tenant in connection with this Lease.  Landlord agrees to pay the Broker a commission in accordance with a separate agreement between Landlord and the Broker.

24.                                 NOTICES.  All notices and demands to be given by one (1) party to the other party under this Lease shall be given in writing, mailed or delivered to Landlord or Tenant, as the case may be, at the address of each party set forth in the Schedule or at such other address as either party may hereafter designate.  Notices shall be delivered by United States certified or registered mail, postage prepaid, return receipt requested, or by a nationally recognized overnight air courier service.  Notices shall be considered to have been given upon the earlier to occur of actual receipt or refusal to accept delivery thereof.

25.                                 MISCELLANEOUS.

A.                                   Successors and Assigns.  Subject to Section 14 of this Lease, each provision of this Lease shall extend to, bind and inure to the benefit of Landlord and Tenant and their respective legal representatives, successors and assigns; and all references herein to Landlord and Tenant shall be deemed to include all such parties.

B.                                     Entire Agreement.  This Lease, and the riders and exhibits, if any, attached hereto which are hereby made a part of this Lease, represent the complete agreement between Landlord and Tenant; and Landlord has made no representations or warranties except as expressly set forth in this Lease.  No modification or amendment of or waiver under this Lease shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant.  The normal rule of construction that any ambiguities be resolved against the drafting party shall not apply to the interpretation of this Lease or any exhibits or amendments hereto.

C.                                     Time of Essence.  Time is of the essence of this Lease and each and all of its provisions.

D.                                    Execution and Delivery.  Submission of this instrument for examination or signature by Tenant does not constitute a reservation of space or an option for lease, and it is not effective until execution and delivery by both Landlord and Tenant.  Execution and delivery of this Lease by Tenant to Landlord shall constitute an irrevocable offer by Tenant to lease the Premises on the terms and conditions set forth herein, which offer may not be revoked for fifteen (15) days after such delivery.

E.                                      Severability.  The invalidity or unenforceability of any provision of this Lease shall not affect or impair any other provisions.

F.                                      Governing Law.  This Lease shall be governed by and construed in accordance with the laws of the State in which the Premises are located.

G.                                     Attorneys’ Fees.  Tenant shall pay to Landlord all costs and expenses, including reasonable attorneys fees, incurred by Landlord in enforcing this Lease or incurred by Landlord as a result of any litigation to which Landlord becomes a party as a result of this Lease, provided Tenant is found to be at fault.

H.                                    Joint and Several Liability.  If Tenant is comprised of more than one party, each such party shall be jointly and severally liable for Tenant’s obligations under this Lease.

I.                                         Force Majeure.  Landlord shall not be in default hereunder and Tenant shall not be excused from performing any of its obligations hereunder if Landlord is prevented from performing any of its obligations hereunder due to any accident, breakage, strike, shortage of materials, acts of God or other causes beyond Landlord’s reasonable control.

J.                                        Captions.  The headings and titles in this Lease are for convenience only and shall have no effect upon the construction or interpretation of this Lease.

K.                                    No Waiver.  No receipt of money by Landlord from Tenant after termination of this Lease or after the service of any notice or after the commencing of any suit or after final judgment for possession of the Premises shall renew, reinstate, continue or extend the Term or affect any such notice or suit.  No waiver of any default of Tenant shall be implied from any omission by Landlord to take any action on account of such default if such default persists or be repeated, and no express waiver shall affect any default other than the default specified in the express waiver and then only for the time and to the extent therein stated.

L.                                      No Recording.  Tenant shall not record this Lease or a notice of this Lease in any official records.

M.                                 Limitation of Liability.  Any liability of Landlord under this Lease shall be limited solely to its equity in the Building, and in no event shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord.

N.                                    Financial Reports.  Within fifteen (15) days after Landlord’s request therefor, Tenant shall furnish to Landlord Tenant’s most recent audited financial statements (including any notes to them) or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant or, failing those, Tenant’s internally prepared financial statements.  Tenant shall discuss its financial statements with Landlord and shall give Landlord access to Tenant’s books and records in order to enable Landlord to verify the financial statements.  Landlord will not disclose any aspect of Tenant’s financial statements that Tenant designates to Landlord as confidential except (1) to Landlord’s lenders or prospective purchasers of the Property or any portion thereof, (2) in litigation between Landlord and Tenant, and (3) if required by court order.

O.                                    Telecommunications.  Tenant and its telecommunications companies, including but not limited to local exchange telecommunications companies and alternative access vendor services companies, shall have no right of access to and within the Building for the installation and operation of telecommunications systems, including but not limited to voice, video, data, and any other telecommunications services provided over wire, fiber optic, microwave, wireless, and any other transmission systems, for part or all of Tenant’s telecommunications within the Building and from the Building to any other location without Landlord’s prior consent, not to be unreasonably withheld or delayed.

P.                                      Load Bearing Capacity.  Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law.  Landlord reserves the right to prescribe in a reasonable manner the weight and position of all safes and heavy installations which Tenant wishes to place in the Premises so as to properly distribute the weight thereof.

Q.                                    General Provision.  If any provision of this lease is later considered to be vague or if there is any question, dispute or controversy concerning the interpretation or application of any provision of this lease, this lease, either in whole or in part, will not be construed against the “drafter” and in favor of the other party hereto.  Accordingly, the language used in this lease shall be deemed to be the language mutually chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied.

26.                                 FIRST OPTION TO EXTEND.  On the condition that Tenant is not in default of its covenants and obligations under this Lease (beyond applicable notice and cure periods) both at the time of option exercise and as of the commencement of the hereinafter described additional term, Tenant shall have the option (“Tenant’s First Extension Option”) to extend the Term for an additional term of five (5) years (herein referred to as the “First Additional Term”), said First Additional Term to commence immediately after the expiration of the initial Term.  If Tenant desires to extend the Term as aforesaid, it shall give notice thereof (the “First Extension Notice”) to Landlord no later than one hundred twenty (120) days prior to the end of the initial Term.  If Tenant fails timely to give such notice, then Tenant shall have no right to extend the Term (time being of the essence with respect to exercise of Tenant’s First Extension Option).  Upon the timely giving of such notice, the Term shall be deemed extended upon all of the same terms and conditions of this Lease, except that the Annual Base Rent during said First Additional Term shall be at the rate of $15.00 per rentable square foot NNN per year for Year 1 of the First Additional Term with said Base Rent increasing annually by the greater of CPI-U Boston or 2.5%.  The First Additional Term Annual Base Rent shall be payable in equal monthly installments in advance on or before the first day of each calendar month during the First Additional Term.  Notwithstanding the fact that Tenant’s exercise of the herein option to extend the Term shall be self-executing, as aforesaid, upon the request of Landlord, Tenant shall promptly execute a lease amendment reflecting said First Additional Term and the First Additional Term Annual Base Rent and annual escalations thereof after Tenant exercises the herein option.  Upon Tenant’s exercise of Tenant’s First Extension Option, the word “Term”

wherever it appears in this Lease shall include the First Additional Term and the phrase “Expiration Date” shall be changed to the last day of the First Additional Term.

27.                                 SECOND OPTION TO EXTEND.  On the condition that Tenant is not in default of its covenants and obligations under this Lease both at the time of option exercise and as of the commencement of the hereinafter described additional term, Tenant shall have the option (“Tenant’s Second Extension Option”) to extend the Term for an additional term of five (5) years (herein referred to as the “Second Additional Term”), said Second Additional Term to commence immediately after the expiration of the First Additional Term.  If Tenant desires to extend the Term as aforesaid, it shall give notice thereof (the “Second Extension Notice”) to Landlord no later than one hundred twenty (120) days prior to the end of the First Additional Term.  If Tenant fails timely to give such notice, then Tenant shall have no right to extend the Term (time being of the essence with respect to exercise of Tenant’s Second Extension Option).  Upon the timely giving of such notice, the Term shall be deemed extended upon all of the same terms and conditions of this Lease, except that the Annual Base Rent during said Second Additional Term shall be at the rate of $17.50 per rentable square foot NNN per year for Year 1 of the Second Additional Term with said Base Rent increasing annually by the greater of CPI-U Boston or 2.5%.  The Second Additional Term Annual Base Rent shall be payable in equal monthly installments in advance on or before the first day of each calendar month during the Second Additional Term.  Notwithstanding the fact that Tenant’s exercise of the herein option to extend the Term shall be self-executing, as aforesaid, upon the request of Landlord, Tenant shall promptly execute a lease amendment reflecting said Second Additional Term and the Second Additional Term Annual Base Rent and annual escalations thereof after Tenant exercises the herein option.  Upon Tenant’s exercise of Tenant’s Second Extension Option, the word “Term” wherever it appears in this Lease shall include the Second Additional Term and the phrase “Expiration Date” shall be changed to the last day of the Second Additional Term.

28.                                 THIRD OPTION TO EXTEND.  On the condition that Tenant is not in default of its covenants and obligations under this Lease both at the time of option exercise and as of the commencement of the hereinafter described additional term, Tenant shall have the option (“Tenant’s Third Extension Option”) to extend the Term for an additional term of seven (7) years (herein referred to as the “Third Additional Term”), said Third Additional Term to commence immediately after the expiration of the Second Additional Term.  If Tenant desires to extend the Term as aforesaid, it shall give notice thereof (the “Third Extension Notice”) to Landlord no later than one hundred twenty (120) days prior to the end of the Second Additional Term.  If Tenant fails timely to give such notice, then Tenant shall have no right to extend the Term (time being of the essence with respect to exercise of Tenant’s Third Extension Option).  Upon the timely giving of such notice, the Term shall be deemed extended upon all of the same terms and conditions of this Lease, except that the Annual Base Rent and annual escalations during said Third Additional Term shall be at the rate of 100% of the then current fair market annual rent for seven (7) year leases of comparable premises in comparable buildings in the general vicinity of the Building (with respect to age, quality and location) (but in no event less than the Annual Base Rent in effect during the last twelve (12) months of the Second Additional Term), as determined in accordance with the following paragraph  (the “Third Additional Term Annual Base Rent”).  The Third Additional Term Annual Base Rent shall be payable in equal monthly installments in advance on or before the first day of each calendar month during the Third Additional Term.  Notwithstanding the fact that Tenant’s exercise of the herein option to extend the Term shall be self-executing, as aforesaid, upon the request of Landlord, Tenant shall promptly execute a lease amendment reflecting said Third Additional Term and the Third Additional Term Annual Base Rent and annual escalations thereof after Tenant exercises the herein option.  Upon Tenant’s exercise of Tenant’s Third Extension Option, the word “Term” wherever it appears in this Lease shall include the Third Additional Term and the phrase “Expiration Date” shall be changed to the last day of the Third Additional Term.

Landlord shall notify Tenant of its good faith determination of the Third Additional Term Annual Base Rent and annual escalations within thirty (30) days of receipt of the Third Extension Notice (the “Third Additional Term Rental Notice”).  If Tenant does not accept Landlord’s determination of Third Additional Term Annual Base Rent and annual escalations and if Landlord and Tenant cannot agree on the Third Additional Term Annual Base Rent and annual escalations within thirty (30) days after Tenant’s receipt of the Third Additional Term Rental Notice, then Landlord and Tenant shall, not later than sixty (60) days after Landlord receives Tenant’s Third Extension Notice, each retain a real estate professional with at least ten (10) years’ continuous experience in the business of appraising or marketing commercial real estate in the Salem, New Hampshire area who shall, within thirty (30) days of his or her selection, prepare a written report summarizing his or her conclusion as to the Third Additional Term Annual Base Rent and annual escalations.  Landlord and Tenant shall simultaneously exchange such reports; provided, however, that if one (1) party has not obtained such a report within ninety (90) days after Landlord receives Tenant’s Third Extension Notice, then the determination set forth in the other party’s report shall be final and binding upon the parties.  If both parties receive reports within such time and the lesser of the two (2) determinations is within ten (10%) percent of the higher determination, then the average of these determinations shall be deemed to be the Third Additional Term Annual Base Rent and annual escalations.  If these determinations differ by more than ten (10%) percent, then Landlord and Tenant shall mutually select a person with the qualifications stated above (the “Final Professional”) to resolve the dispute as to the Third Additional Term Annual Base Rent and annual escalations.  If Landlord and Tenant cannot agree upon the designation of the Final Professional within thirty (30) days of the exchange of the first valuation reports, either party may apply to the American Arbitration Association, the New Hampshire Board of Realtors, or any successor thereto for the designation of a Final Professional.  Within ten (10) days of the selection of the Final Professional, Landlord and Tenant shall each submit to the Final Professional a copy of their respective real estate professional’s determination of the Third Additional Term Annual Base Rent and annual escalations.  The Final Professional shall not perform his or her own valuation but rather shall, within thirty (30) days after such submissions, select the submission which is closest to the determination of the Third Additional Term Annual Base Rent and annual escalations which the Final Professional would have made acting alone.  The Final Professional shall give notice of his or her selection to Landlord and Tenant and such decision shall be final and binding upon Landlord and Tenant.  Each party shall pay the fees and expenses of its real estate professional and counsel, if any, in connection with any proceeding under this paragraph, and each party shall also pay one-half of the fees and expenses of the Final Professional.

29.                                 SIGNS.  Except as provided in the following paragraph and except for signs which are located wholly within the interior of the Premises and which are not visible from the exterior of the Premises, no sign shall be placed, erected, maintained or painted by Tenant at any place upon the Premises or the Building.

Notwithstanding anything in the preceding paragraph to the contrary, Tenant, at its sole cost and expense, may install one (1) sign identifying Tenant’s business at the Premises on the exterior of the Building, one (1) sign in the immediate area of the ATM location and one (1) sign identifying Tenant’s business on the pylon sign along Main Street.  The specific locations, sizes and designs of such signs shall be subject to the prior written approval of Landlord.  Landlord may alter the signage at the Project provided the Tenant’s sign appearance, size and location are substantially the same as its original.  Tenant shall be responsible for obtaining all necessary governmental permits and approvals for the installation of such signs and may not commence such installation unless and until Tenant has provided to Landlord a copy of all such permits and approvals.  Such signs shall be installed in accordance with the approved plans and specifications, in a good and workmanlike manner, in accordance with all governmental laws, rules and regulations, and in a manner so as not to unreasonably interfere with the use of the Building by others entitled thereto.  Throughout the Term, Tenant shall, at Tenant’s sole cost and expense, maintain such signs in a good, clean and safe condition.  Tenant shall, at Tenant’s sole cost and expense, remove such signs prior to the expiration or earlier termination of the Term.  Tenant shall, at Tenant’s sole cost and expense, repair all damage caused by the removal of such sign.  If such signs are not removed as required herein, such signs shall, at Landlord’s option, be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without notice to Tenant.  The provisions of this Section 29 shall survive the end of the Term.

30.                                 LANDLORD IMPROVEMENTS.  If Landlord and Tenant agree, Landlord will install at its expense (not to exceed $1,500) one exterior door (or double door) to the unit in place of the window closest to the common area entrance.  Landlord and Tenant will split the cost of a walkway from the parking lot to the entry.

31.                                 REGULATORY APPROVAL.  This Lease is subject to Tenant receiving approval to operate a full-service bank from all banking regulatory agencies, including State(s) and Federal.  If approvals are not obtained by the Commencement Date, then this Lease will be null and void unless Tenant elects to pay Landlord an amount equal to what would have been the Base Rent and Tenant’s Proportionate Share of Operating Expenses for the affected period.  Should Tenant elect to continue the pursuit of regulatory approvals beyond the original Commencement Date and payment is received by the Landlord, then the new Commencement Date and the new Expiration Date shall be memorialized in Exhibit D entitled “First Amendment To Lease”.

32.                                 SATELLITE DISH.  Tenant has a right (at any time during the term of this Lease and any extensions) to install one small satellite dish (<3 foot diameter) in a roof-top location designated by the Landlord and subject to certain other conditions.  Specifically, the Tenant agrees to repair any damage caused by the installation and removal of the satellite dish and agrees not to cause any interference with nearby tenants.  The Tenant agrees to pay to the Landlord on a monthly basis the then prevailing lease rate for a roof-top satellite dish location.  A new Satellite Dish Space Lease Agreement will be executed at the time the Tenant exercises its right to install the satellite dish.

TENANT’S REVIEW OF LEASE AGREEMENT.

Tenant acknowledges the legal consequences of this Lease Agreement in negotiating with the Landlord and acknowledges that the Landlord has recommended that the Tenant review this Agreement and related Exhibits with Tenant’s legal representative or counsel prior to the execution of this Agreement.  Tenant further acknowledges and represents that the individual executing this Lease Agreement on behalf of Tenant is duly authorized to enter into this Agreement and to bind the Tenant to the terms herein.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as a sealed instrument as of the day and year first above written.

LANDLORD:

E-Point, LLC, a New
Hampshire Limited Liability Company

By:	s/s Peter R. Milnes

Name: Peter R. Milnes

Title: Sole Member

TENANT:

Enterprise Bank & Trust Company, a Massachusetts
Corporation

By:	s/s John P. Clancy, Jr

Name: John P. Clancy, Jr.

Title: President, Enterprise Bancorp, Inc
EVP & Treasurer, Enterprise Bank & Trust Co

EXHIBIT A

FLOOR PLAN SHOWING THE PREMISES

(NOT TO SCALE.  MEASUREMENTS ARE APPROXIMATE.)

EXHIBIT B

RULES AND REGULATIONS

1.                                       Tenant shall not make any room-to-room canvas to solicit business from other tenants in the Building and shall not exhibit, sell or offer to sell, use, rent or exchange any item or services in or from the Premises unless ordinarily included within Tenant’s use of the Premises as specified in the Lease.

2.                                       Tenant shall not make any use of the Premises which may be dangerous to person or property or which shall increase the cost of insurance or require additional insurance coverage.

3.                                       Tenant shall not paint, display, inscribe or affix any sign, picture, advertisement, notice, lettering or direction or install any lights on any part of the outside or inside of the Building, other than the Premises, and then not on any part of the inside of the Premises which can be seen from outside the Premises, except as approved by Landlord in writing.

4.                                       Tenant shall not obstruct or place objects on or in sidewalks, entrances, passages, courts, corridors, vestibules, halls, elevators and stairways in and about the Building.  Tenant shall not place objects against glass partitions or doors or windows or adjacent to any open common space which would be unsightly from the Building corridors or from the exterior of the Building.

5.                                       Bicycles shall not be permitted in the Building other than in locations designated by Landlord.

6.                                       Tenant shall not allow any animals, other than seeing eye dogs and fish (in an aquarium), in the Premises or the Building.

7.                                       Tenant shall not disturb other tenants or make excessive noises, cause disturbances, create excessive vibrations, odors or noxious fumes or use or operate any electrical or electronic devices or other devices that emit excessive sound waves or are dangerous to other tenants of the Building or that would interfere with the operation of any device or equipment or radio or television broadcasting or reception from or within the Building or elsewhere, and shall not place or install any projections, antennae, aerials or similar devices outside of the Building or the Premises.

8.                                       Tenant shall not waste electricity or water and shall cooperate fully with Landlord to assure the most effective operation of the Building’s heating and air conditioning, and shall refrain from attempting to adjust any controls except for the thermostats within the Premises.  Tenant shall keep all doors to the Premises closed.

9.                                       Unless Tenant installs new doors to the Premises, Landlord shall furnish two (2) sets of keys for all doors to the Premises at the commencement of the Term.  When the Lease is terminated, Tenant shall deliver all keys to Landlord and will provide to Landlord the means of opening any safes, cabinets or vaults left in the Premises.

10.                                 Except as otherwise provided in the Lease, Tenant shall not install any signal, communication, alarm or other utility or service system or equipment without the prior written consent of Landlord.

11.                                 Landlord may require that all persons who enter or leave the Building identify themselves to watchmen, by registration or otherwise.  Landlord, however, shall have no responsibility or liability for any theft, robbery or other crime in the Building.  Tenant shall assume full responsibility for protecting the Premises, including keeping all doors to the Premises locked after the close of business.

12.                                 Tenant shall not overload floors; and Tenant shall obtain Landlord’s prior written approval as to size, maximum weight, routing and location of business machines, safes, and heavy objects.  Tenant shall not install or operate machinery or any mechanical devices of a nature not directly related to Tenant’s ordinary use of the Premises.

13.                                 In no event shall Tenant bring into the Building inflammables such as gasoline, kerosene, naphtha and benzene, or explosives or firearms or any other articles of an intrinsically dangerous nature.

14.                                 Furniture, equipment and other large articles may be brought into the Building only at the time and in the manner designated by Landlord.  Tenant shall furnish Landlord with a list of furniture, equipment and other large articles which are to be removed from the Building, and Landlord may require permits before allowing anything to be moved in or out of the Building.  Movements of Tenant’s property into or out of the Building and within the Building are entirely at the risk and responsibility of Tenant.

15.                                 No person or contractor, unless approved in advance by Landlord, shall be employed to do janitorial work, interior window washing, cleaning, decorating or similar services in the Premises.

16.                                 Tenant shall not use the Premises for lodging, cooking (except for microwave reheating and coffee makers) or manufacturing or selling any alcoholic beverages or for any illegal purposes.

17.                                 Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

18.                                 Tenant shall cooperate and participate in all reasonable security programs affecting the Building.

19.                                 Tenant shall not loiter, eat, drink, sit or lie in the lobby or other public areas in the Building.  Tenant shall not go onto the roof of the Building or any other non-public areas of the Building (except the Premises), and Landlord reserves all rights to control the public and non-public areas of the Building.  In no event shall Tenant have access to any electrical, telephone, plumbing or other mechanical closets without Landlord’s prior written consent.

20.                                 Tenant shall not use the freight or passenger elevators, loading docks or receiving areas of the Building except in accordance with regulations for their use established by Landlord.

21.                                 Tenant shall not dispose of any foreign substances in the toilets, urinals, sinks or other washroom facilities, nor shall Tenant permit such items to be used other than for their intended purposes; and Tenant shall be liable for all damage as a result of a violation of this rule.

22.                                 Tenant shall not permit its employees, invitees or guests to smoke in the Premises or in any other part of the Building, nor shall Tenant permit its employees, invitees or guests to loiter at the Building entrances for the purposes of smoking.  Landlord may, but shall not be required to, designate an area for smoking outside the Building.

23.                                 All vehicles are to be currently licensed, in good operating condition, parked for business purposes having to do with Tenant’s business operated in the Premises, parked within designated parking spaces, one vehicle to each space.  No vehicle shall be parked as a “billboard” vehicle in the Parking Facilities.  Any vehicle parked improperly may be towed away.  No trucks shall be parked in the Parking Facilities.  Tenant, Tenant’s agents, employees, vendors and customers who do not operate or park their vehicles as required shall subject the vehicle to being towed at the expense of the owner or driver.  Landlord may place a “boot” on the vehicle to immobilize it and may levy a charge of $50.00 to remove the “boot.”

EXHIBIT C

TENANT IMPROVEMENT WORK AGREEMENT

Construction plans will be provided to Landlord by Tenant for review and approval, which shall not be unreasonably withheld or delayed.  Upon approval by Landlord, the construction plans will be incorporated and made apart of this Lease as Exhibit C.  No construction will begin prior to Landlord’s approval.

EXHIBIT D

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE, made as of the          day of                      2004, by and between E-Point, LLC, a New Hampshire limited liability company (hereinafter referred to as “Landlord”), and Enterprise Bank & Trust Company, a Massachusetts corporation (hereinafter referred to as “Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant did enter into that certain Lease (the “Lease”) dated as of September 15, 2004 by which Landlord has leased to Tenant and Tenant has leased from Landlord a portion of the buildings located at and known as Eastpointe Plaza, Unit 101A/B, Salem, New Hampshire consisting of approximately 2,345 rentable square feet of floor area;

WHEREAS, all terms defined in the Lease shall have the same meanings when referred to herein;

WHEREAS, Landlord has requested that Tenant acknowledge the “Commencement Date” pursuant to and in accordance with Section 1 of the Lease, and Landlord has further requested Tenant to acknowledge and confirm (i) its obligations attendant upon such Commencement Date, and (ii) the Expiration Date pursuant to and in accordance with Section 1 of the Lease; and

WHEREAS, Tenant has agreed to acknowledge said Commencement Date and Expiration Date.

NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants herein contained, Landlord and Tenant hereby agree as follows:

1.                                       The Commencement Date shall be                                           and the Expiration Date shall be                                               , and such respective dates of Commencement Date and Expiration Date shall, if different from the dates designated in Items 8 and 9 of the Schedule of the Lease, be substituted therefor.

2.                                       It is understood and agreed by Landlord and Tenant that any and all of Tenant’s covenants and obligations as by the Lease provided shall become effective as of the said Commencement Date, including, but not limited to, the payment of Annual Base Rent, Adjustment Rent, insurance, and any and all other Rent as designated in the Lease.

EXCEPT as hereby modified and amended, all other terms, provisions, covenants and conditions of the Lease shall remain and in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have as a sealed instrument caused this First Amendment to Lease to be executed by their duly authorized representatives on the day and year above written.

LANDLORD:

E-Point, LLC a New Hampshire limited liability company

By:

Name: Peter R. Milnes

Title: Sole Member

TENANT:

Enterprise Bank & Trust Company a Massachusetts corporation

By:

Name: John P. Clancy, Jr.
Title: President, Enterprise Bancorp, Inc EVP & Treasurer, Enterprise Bank & Trust Co